EXHIBIT 4.1

McLAREN 2000 STOCK OPTION PLAN

McLAREN 2000 STOCK OPTION PLAN

          WHEREAS, McLaren Automotive Group, Inc., a Delaware Corporation, (the "Corporation") desires to adopt a new stock option plan to align the interests of certain officers, key employees, directors and key consultants with shareholders of the Corporation by rewarding long-term growth and profitability of the Corporation.

NOW, THEREFORE, this McLaren 2000 Stock Option Plan is ratified as of the 18th day of April, 2000, by the Corporation as follows:

1. DEFINITIONS. Except as otherwise expressly provided in this Plan, the following capitalized terms shall have the respective meanings hereafter ascribed to them:

(a) "Board" shall mean the Board of Directors of the Corporation.

(b) "Cause" shall mean, unless otherwise specifically defined in the Option Agreement:

                  (i)  With regard to an Employee, the failure of the Employee to devote substantially all of his business time to the performance of his duties to the Corporation (other than by reason of Disability), or refusal or failure to follow or carry out any reasonable direction of the Board of Directors, and the continuance of such refusal or failure for a period of 10 days after notice to such Employee;

(ii) The material breach by the Grantee of any material agreement to which such Grantee and the Corporation are a party;

                  (iii)  The commission of fraud, embezzlement, theft, dishonesty or gross negligence by such Grantee with respect to the Corporation, his willful or continuing violation of the published rules of the Corporation, or his willful or continuing disregard for the safety or soundness of the Corporation;

(iv) The conviction of such Grantee of, or plea by such Grantee of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude; or

(v) Any other intentional action or intentional omission that involves a material breach of fiduciary obligation on the part of such Grantee.

The Committee shall determine, in its sole discretion, whether Cause exists.

(c) "Change in Control" shall mean the consummation of any of the following transactions:

                   (i)    The Corporation is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization, less than 50% of the combined voting power of the then-outstanding voting stock of such corporation or person immediately after such transaction is held in the aggregate by the Corporation or by the holders of voting stock of the Corporation immediately prior to such transaction;

                   (ii)   The Corporation sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than 50% of the combined voting power of the then-outstanding voting stock of such corporation or person immediately after such sale or transfer is held in the aggregate by the Corporation or by the holders of voting stock of the Corporation immediately prior to such sale or transfer; or

                   (iii)   The Corporation files a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Corporation will occur in the future pursuant to a then-

existing contract or transaction which when consummated would be a Change in Control determined without regard to this subsection (iii).

          Notwithstanding the foregoing provisions of Section 1(c)(iii), unless otherwise determined in a specific case by a majority vote of the Board, a Change in Control shall not be deemed to have occurred for purposes of Section 1(c)(iii) solely because the Corporation, a Subsidiary, or any Corporation-sponsored employee stock ownership plan or any other employee benefit plan of the Corporation either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of voting stock, whether in excess of 20% or otherwise, or because the Corporation reports that a Change in Control of the Corporation has occurred or will occur in the future by reason of such beneficial ownership.

(d) "Code" shall mean the Internal Revenue Code of 1986, as amended.

(e) "Committee" shall mean the Committee which shall administer this Plan as provided in Section 3 of this Plan.

(f) "Consultant" shall mean a person who provides services to the Corporation as an independent contractor.

(g) "Corporation" shall mean McLaren Automotive Group, Inc. and its successors and each and all of any present and future subsidiaries.

          (h)    "Disability" or "Disabled" shall mean an individual's total and permanent disability as evidenced by the fact that he is unable to engage in any gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months as determined in the sole discretion of the Committee in its reasonable judgment.

(i) "Employee" shall mean an employee of the Corporation or any subsidiary of the Corporation.

(j) "Exchange Act" shall mean the Securities and Exchange Act of 1934, as amended, and its corresponding rules and regulations.

(k) "Fair Market Value" shall mean the following:

(i) During such time as the Shares are not traded on any securities market, the Fair Market Value per Share shall be determined in good faith by the Board.

                  (ii)   During such time as the Shares are traded on a securities market but not listed upon an established stock exchange, the Fair Market Value per Share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded on the Grant Date, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed on an established stock exchange or exchanges, such Fair Market Value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Grant Date, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale.

(l) "Grant Date" shall mean the date on which the Committee approves the specific grant of stock options to a Grantee.

(m) "Grantee" shall mean the recipient of an Option Agreement pursuant to the Plan.

(n) "Incentive Stock Option" shall mean an option to purchase a number of Shares set forth in the Option Agreement which qualifies as such pursuant to Section 422 of the Code.

(o) "Non-statutory Stock Option" shall mean an option to purchase a number of Shares set forth in the Option Agreement which is not an Incentive Stock Option.

          (p)    "Option Agreement" shall mean a separate written agreement in a form approved by the Committee between the Corporation and a Grantee which, together with the Plan, provides terms and provisions governing a grant of an option to purchase Shares under the Plan.

(q) "Plan" shall mean this McLaren 2000 Stock Option Plan.

(r) "Reload Option" shall mean a Grantee's receipt of a new option to purchase Shares equal in number to tendered Shares when the Grantee pays the exercise price of an option by delivering to the Corporation Shares already owned by the Grantee or to be acquired on the exercise of the option.

(s) "Rule 16b-3" shall mean Rule 16b-3 of the Exchange Act, as amended, and any corresponding rules and regulations.

(t) "Section 162(m) Relief" shall mean such exception as may be available pursuant to Section 162(m) of the Code from the limitation on tax deductibility provided for thereunder.

(u) "Shares" shall mean shares of common stock of McLaren Automotive Group, Inc. or its successor.

(v) "Shareholders" shall mean the owners of record of Shares of McLaren Automotive Group, Inc. or its successor.

          (w)  "Tandem Stock Option" shall mean any arrangement whereby two options, an Incentive Stock Option and a Non-statutory Stock Option, are issued and the exercise of one option affects the right to exercise the other.

2.       PURPOSE. The purpose of this Plan is to align the interest of certain officers, directors, key employees, and key consultants of the Corporation by rewarding long-term growth and profitability of the Company, as well as to attract and retain these individuals to provide them with additional incentives to devote their best efforts to pursue and sustain the Corporation's financial success through the achievement of corporate goals. This program is also intended to provide the Corporation flexibility and the means to reward individuals who render valuable contributions to the Corporation.

3. ADMINISTRATION.

          (a)    This Plan will be administered by the Committee. In addition to any implied powers and duties that may be necessary to carry out the provisions of the Plan, the Committee shall have all the powers vested in it by the terms of the Plan, including exclusive authority to select the Grantees, to fix the options and amounts of options to each Grantee (which types and amounts of options need not be uniform), to determine the time when options will be granted (to the extent Section 162(m) Relief is sought, taking into account the provisions of Section 162(m) of the Code), to prescribe the form of the Option Agreements, to make all other determinations necessary or advisable pursuant to the Plan, to determine whether the performance of an individual warrants the grant of an option pursuant to this Plan, and to determine the amount and duration of any options. The Committee has full and exclusive power to construe and interpret the Plan and the awards of options made pursuant to the Plan, to prescribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for the Plan's administration.

          (b)   The Committee shall have full power and authority to determine, and shall clearly set forth in the Option Agreement, whether the option shall be an Incentive Stock Option or a Non-statutory Stock Option.

(c) The Committee may not issue a Tandem Stock Option.

          (d)    Any determinations made by the Committee will be final, conclusive and binding on all persons, including any employee, beneficiary, legal representative, and any other interested parties. A member of the Committee will not be liable for performing any act or making any determination required by or pursuant to the Plan if such act or determination is made in good faith. The Committee may authorize any one or more of their members, or any officer of the Corporation, to execute and deliver documents on behalf of the Committee.

          (e)    All members of the Committee shall be "Non-Employee Directors" within the meaning of Rule 16b-3, and " Outside Directors" within the meaning of Section 162(m) of the Code, except, with respect to Code Section 162(m), to the extent not necessary for Code Section 162(m) Relief or Section 162(m) Relief is not sought. The number of directors serving on the Committee at any given time shall be no less than the number required by Rule

16b-3 and by Code Section 162(m) (except, with respect to Code Section 162(m), to the extent not necessary for Section 162(m) Relief or Section 162(m) Relief is not sought).

4. GRANTEES.

         (a)    The Committee, in its sole discretion, may designate any employee, officer, director or consultant as a Grantee pursuant to this Plan. However, only key employees of the Corporation, as determined by the Committee, shall be eligible to receive grants of Incentive Stock Options. The Committee's designation of a person as a Grantee in any year does not require the Committee to designate that person to receive an award pursuant to this Plan in any other year or, if so designated, to receive the same award as any other Grantee in any year.

(b) The Committee may consider such factors as it deems pertinent in selecting Grantees and in determining the amount of their respective awards, including, but not limited to:

(i) The financial condition of the Corporation;

(ii) Expected profits for the current or future years;

(iii) The contributions of a prospective Grantee to the profitability and success of the Corporation; and

(iv) The adequacy of the prospective Grantee's other compensation.

          (c)    The Committee, in its discretion, may grant options to a Grantee pursuant to this Plan, even though he has participated in another benefit plan of the Corporation or other benefits, equity or otherwise, were previously granted to him pursuant to this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the Grantee may hold such options only on the terms and subject to the restrictions hereafter set forth in this Plan and the corresponding Option Agreement.

5. AWARDS.

          (a)    Awards granted pursuant to this Plan, if any, will be granted in options to acquire Shares as described herein. Notwithstanding anything to the contrary herein, options may only be granted pursuant to this Plan if they are pre-approved by the Committee and issued pursuant to an Option Agreement between the Grantee and the Corporation.

          (b)    Each Option Agreement shall specify whether the pertinent option is an Incentive Stock Option or a Non-statutory Stock Option. Each Option Agreement shall also specify the number of Shares subject to the pertinent option.

          (c)    In granting an option under this Plan, the Committee may include a Reload Option provision in the Option Agreement. The terms of any Reload Option shall be determined by the Committee consistent with the provisions of this Plan.

6. OPTION EXERCISE.

          (a)    Options granted pursuant to this Plan may only be exercised in conjunction with the terms of the Plan and the corresponding Option Agreement which shall specify a vesting schedule, if any, and the period (or periods) during which the pertinent options may be exercised. The Grantee may exercise the option subject to the terms and provisions of the Plan and the corresponding Option Agreement.

(b) As soon as reasonably practicable after the exercise of an option, the Corporation shall deliver to the Grantee certificates representing authorized Shares.

(c) The cumulative total number of Shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 2,000,000 Shares. This amount automatically will be adjusted in accordance with Section 21 of this Plan. If an option expires, is canceled or is terminated, in whole or in part, for any reason other than its exercise, the Committee may reallocate the Shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted pursuant to this Plan.

(d) Any option granted pursuant to this Plan shall automatically expire 10 years after the Grant Date or at such earlier time as may be described in this Plan or in the Option Agreement.

          (e)    Notwithstanding anything to the contrary herein, no Incentive Stock Option granted to a Grantee who owns, as of the Grant Date, stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of 5 years from the Grant Date. For the purpose of determining under any provision of this Plan whether a Grantee owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, such Grantee shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

          (f)    Subject to the provisions of this Plan, a Grantee cannot exercise an Incentive Stock Option granted pursuant to this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Committee may decide in each case to what extent good faith leaves of absence for illness, temporary disability, government or military service, or other reasons will be deemed to not cause an interruption in continuous employment.

(g) Subject to the provisions of the Plan, a Grantee must exercise an option within the time provided in the Option Agreement; provided, however, if a Grantee is an Employee on the Grant Date and ceases to be an Employee as a result of termination of employment, he may not exercise an option thereafter unless the Committee, in its sole discretion, grants the Grantee an extension of time to exercise the option after cessation of employment. The extension of time of exercise that may be granted by the Committee pursuant to this subsection for an Incentive Stock Option shall not exceed 3 months after the date on which the Grantee ceases to be an Employee and in no case shall extend beyond the stated expiration date of the option. Such options may be exercised only as to the number of shares for which they could have been exercised at the time the Grantee's employment was terminated pursuant to the Plan and applicable Option Agreement.

(h) If a Grantee is an Employee on the Grant Date and ceases to be an Employee as a result of retirement, he may exercise the option within the time provided in the Option Agreement; provided, however, he may only exercise an option within 3 months after the date on which he ceases to be an Employee (but no later than the stated expiration date of the option). An Employee shall be regarded as retired if he terminates employment after his 65th birthday. Such options may be exercised only as to the number of shares for which they could have been exercised at the time the Grantee's employment was terminated as a result of retirement pursuant to the Plan and applicable Option Agreement.

(i) If a Grantee is an Employee on the Grant Date and ceases to be an Employee because of Disability or death, and if at the time of the Grantee's Disability or death he was entitled to exercise an option pursuant to this Plan, he may exercise the option within the time provided in the Option Agreement; provided, however, the option may only be exercised by him, or by the Grantee in the case of Disability or, in case of death, by his legal representative or by the person who acquired the right to exercise the option pursuant to the Plan, within 12 months after his death or termination of employment due to Disability (but no later than the stated expiration date of the option). Such options may be exercised only as to the number of Shares for which they could have been exercised at the time the Grantee died or became Disabled pursuant to the Plan and applicable Option Agreement.

(j) Notwithstanding any other provisions of the Plan, unless an Option Agreement specifically provides to the contrary, if a Grantee is terminated as an Employee, consultant or director by the Corporation for Cause, all rights to any option granted under this Plan shall terminate, including but not limited to the ability to exercise such options.

(k) With respect to Non-statutory Stock Options granted to Board members, the Option Agreement may provide that such options will expire coincident with or after a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

(l) Notwithstanding any other provisions of the Plan, unless an Option Agreement specifically provides to the contrary, all options granted under this Plan shall immediately become fully vested and exercisable as of the effective date of a Change in Control prior to (i) a Grantee's death, disability, retirement, or (ii) with regard to a Grantee who is an Employee, termination of employment.

          (m)     Any option granted pursuant to the Plan will terminate, in whole or in part, to the extent that, in accordance with the Plan or corresponding Option Agreement, it no longer can be exercised.

7.       OPTION EXERCISE PRICE.

          (a)     Each Option Agreement shall state the exercise price of the option, which shall be not less than 100% of the Fair Market Value of the corresponding Shares on the Grant Date or the par value thereof, whichever is greater.

          (b)     Notwithstanding any other provision of the Plan, in the case of a grant of an Incentive Stock Option to a Grantee who, as of the Grant Date, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the Fair Market Value of the corresponding Shares on the Grant Date or the par value thereof, whichever is greater.

8.       MAXIMUM INCENTIVE STOCK OPTION EXERCISE. The aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year (under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Section 8, the value of stock acquired through the exercise of Non-statutory Stock Options shall not be included in the computation of the aggregate Fair Market Value.

9.       METHOD OF EXERCISE.

          (a)     Each option granted pursuant to this Plan will be deemed to be exercised when the holder of it indicates his decision to do so in writing delivered to the Chief Financial Officer of the Corporation and concurrently tenders to the Corporation full payment pursuant to Section 9(d) of this Plan for the Shares to be purchased pursuant to the exercise of the option and complies with such other reasonable requirements as the Committee establishes pursuant to this Plan or the corresponding Option Agreement.

          (b)     No person, personal representative, estate or other entity will have the rights of a Shareholder with respect to Shares subject to an option granted pursuant to this Plan until a certificate or certificates for the Shares have been delivered to the person exercising the option.

          (c)     Any option granted pursuant to this Plan may be exercised as to any lesser number of Shares than the full amount for which such option has been granted. A partial exercise of an option will not affect the Grantee's rights to exercise the option from time to time in accordance with this Plan as to the remaining Shares subject to the option.

          (d)     Payment of the exercise price may be made in cash or certified check or, to the extent expressly provided in the Option Agreement:

                    (i)     By surrender of Shares having a Fair Market Value equal to the exercise price of the option (and which have been paid for within the meaning of Securities and Exchange Commission Rule 144 and, if such Shares were purchased from the Corporation by use of a promissory note, such note has been fully paid with respect to such shares, or were obtained by the holder of the option in the open public market);

                    (ii)    Provided that a public market for the Corporation's stock exists, through a "same day sale" commitment from the holder of the option and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD Dealer") whereby the holder irrevocably elects to exercise the option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocable commits upon receipt of such Shares to forward the exercise price directly to the Corporation;

                    (iii)   Provided that a public market for the Corporation's stock exists, through a "margin" commitment from the holder of the option and an NASD Dealer whereby the holder of the option irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Corporation;

                    (iv)  By surrendering Shares for which the option is being exercised having a Fair Market Value equal to the exercise price of the option; or

                    (v)   By any combination of the foregoing.

10.      WITHHOLDING. The Corporation, if necessary or desirable, may pay or withhold the amount of any tax attributable to any amount payable or Shares deliverable pursuant to this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax.

11.      COMPLIANCE.

           (a)     Options are exercisable and Shares can be delivered pursuant to this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Shares are listed at the applicable time. Any certificate issued pursuant to options granted pursuant to this Plan shall bear such legends and statements as the Committee deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and Shares may not be issued pursuant to this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board or Committee deems advisable.

           (b)     In the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any state Securities Commission, no option granted pursuant to the Plan may be exercised, and Shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

           (c)     In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Committee may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Committee deems advisable.

           (d)     It is the intention that the Plan at all times fully satisfy the provisions and conditions of Rule 16b-3 applicable to a plan of this type.

12.      ASSIGNABILITY. Except for Incentive Stock Options which shall not be transferable other than by will or the laws of descent and distribution, a Non-statutory Stock Option may be transferred either directly or by operation of law or otherwise, only to the extent such transfer is exempt under Rule 16b-3, only with the prior written consent of the Committee, and only to the extent allowable under applicable securities laws and registration requirements and only as follows:

           (a)     To immediate family members of the Grantee;

           (b)     To a trust established for the benefit of the Grantee or his immediate family members;

           (c)     To a partnership in which the Grantee and his immediate family members are the only partners; or

           (d)     Pursuant to a qualified domestic relations order.

13.      RIGHTS. A participant's right, if any, to continue to serve the Corporation as an officer, employee or otherwise, will not be affected by his designation as a Grantee pursuant to this Plan, such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any Grantee for cause or otherwise, and no employee or other person shall have any claim or right to be granted an option or any other award under the Plan.

14.      AMENDMENT AND TERMINATION OF PLAN.

           (a)     Subject to the remainder of this Section 14, the Board or the Committee may at any time terminate, modify or amend the Plan in such respects as it shall deem advisable provided, that the Board or the Committee may not make any amendment to the Plan that would, if such amendment were not approved by the Shareholders:

                    (i)     Cause the Plan to fail to comply with (A) Section 16 of the Exchange Act (or Rule 16b-3), (B) any other requirement of applicable law or regulation, or (C) the requirements for Section 162(m) Relief to the extent Section 162(m) Relief is sought, unless and until the approval of the shareholders is obtained;

                    (ii)     Materially increase the benefits accruing to Grantees pursuant to the Plan;

                    (iii)    Increase the cumulative number of shares that may be delivered upon the exercise of options granted pursuant to the Plan or the aggregate Fair Market Value of options which a Grantee may exercise in any calendar year;

                    (iv)   Materially modify the eligibility requirements for Grantees in the Plan; or

                    (v)    Amend the requirements of subparagraphs (ii) - (iv) of this Section 14.

           (b)    Any amendments, modifications or terminations of this Plan shall be accomplished by a separate document(s) which will be incorporated by reference into this document.

           (c)    Any amendment, whether with or without the approval of Shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the Grantee to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

15.      EXPENSES OF PLAN. The expenses of the Plan will be borne by the Corporation.

16.      DURATION OF PLAN. Options may only be granted pursuant to this Plan during the 10 years immediately following the earlier of the adoption of the Plan or its approval by the Shareholders. Options granted during that 10-year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

17.      OPTION AGREEMENTS. The Option Agreements authorized pursuant to the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such Option Agreements, which are intended to grant Incentive Stock Options shall, in conjunction with this Plan, contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code.

18.      INDEMNIFICATION OF BOARD AND COMMITTEE. In addition to such other rights of indemnification as they may have as directors, the members of the Board and the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act pursuant to or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided, that within 60 days after the institution of any such action, suit or proceeding, a director shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

19.      APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of stock pursuant to options granted pursuant to this Plan will be used for general corporate purposes.

20.      NO EXERCISE OBLIGATION. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

21.      ADJUSTMENTS. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occurs, then the number and class of shares to which options are authorized to be granted pursuant to this Plan, the number and class of shares then subject to options previously granted pursuant to this Plan, and the price per share payable upon exercise of each option outstanding pursuant to this Plan shall be equitably adjusted by the Board to reflect such changes.

22.      NUMBER AND GENDER. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

23.      APPLICABLE LAW. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Delaware. Additionally, this Plan, and any options or Shares acquired pursuant to this Plan or a corresponding Option Agreement, shall be subject to and comply with Section 16 of the Exchange Act.

24.      EFFECTIVE DATE. This Plan shall not take effect until adopted by the Board and approved by the holders of a majority of the outstanding shares of the capital stock of the Corporation, which approval must occur within the period beginning 12 months before and ending 12 months after the Plan is adopted by the Board.

25.      HEADINGS. The section headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of this Plan nor in any way shall they affect this Plan or the construction of any provision thereof.

McLAREN AUTOMOTIVE GROUP, INC.

/s/ Wiley R. McCoy By: Wiley R. McCoy, President

I hereby certify that the McLaren 2000 Stock Option Plan was approved by the Board of Directors of McLaren Automotive Group, Inc. on the 16th day of March, 2000.

/s/ Lawrence Cohen By: Lawrence Cohen, Chairman of the Board

I hereby certify that the McLaren 2000 Stock Option Plan was approved by the Shareholders of McLaren Automotive Group, Inc. on the 18th day of April, 2000.

/s/ Lawrence Cohen By: Lawrence Cohen, Chairman of the Board